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Exhibit 10.5.1

AMENDMENT TO THE
EMPLOYMENT AGREEMENT WITH DIGHTON PACKARD, M.D.

        WHEREAS, Emergency Medical Services L.P. ("Company") and Dighton Packard, M.D. ("Executive") entered into an Employment Agreement ("Agreement") on April 19, 2005, as amended; and

        WHEREAS, the Company and the Executive desire to amend the Agreement to reflect compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, the Agreement is hereby amended effective January 1, 2009 as follows:

        1.     Section 7.F.(ii) is deleted and replaced with the following:

    (ii)
    base compensation in the amount payable on the date immediately prior to termination for an additional period of one (1) year following the date of termination, payable on the Company's regularly scheduled payroll dates during such period, plus

        2.     The following language is added to the end of Section 7.F:

    For purposes of Section 409A of the Code, the right to a series of installment payments hereunder shall be treated as a right to a series of separate payments. Notwithstanding anything herein to the contrary, in the event that Executive is determined to be a specified employee within the meaning of Section 409A of the Code for purposes of any payment on termination of employment hereunder, and such payment (or any portion thereof) does not meet the short-term deferral exception, the involuntary separation from service exception or another applicable exception to deferred compensation for purposes of Section 409A of the Code, payment shall be made or begin, as applicable, on the first payroll date which is more than six months following the date of separation from service, to the extent required to avoid any adverse tax consequences under Section 409A of the Code.

IN WITNESS WHEREOF, Company and Executive have executed this Agreement, in multiple counterparts, each of which shall be deemed an original, this 30th day of December, 2008 and effective January 1, 2009.

COMPANY		ATTEST:
By:	/s/ William A. Sanger	By:
Its:	Chairman and CEO	Its:

EXECUTIVE
/s/ Dighton Packard, M.D.
Print:	Dighton Packard, M.D.

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AMENDMENT TO THE EMPLOYMENT AGREEMENT WITH DIGHTON PACKARD, M.D.